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                                                                 Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Quintiles Transnational Corp. ("Quintiles") on Form S-4, with respect to the proposed Quintiles and Pharmaceutical Marketing Services Inc. merger, of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included as an exhibit to Quintiles' Current Report on Form 8-K dated January 27, 1999.


                                          /s/ PricewaterhouseCoopers LLP


McLean, Virginia
February 16, 1999